UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2011 (November 3, 2011)
CARE INVESTMENT TRUST INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1410
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The annual meeting of stockholders of the Company was held on November 3, 2011. A total of 9,981,389 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 98.22% of the Company’s shares outstanding as of the September 15, 2011 record date. The matters submitted for a vote and the respective results are as follows:
Proposal 1—The election of seven (7) nominees to the Board of Directors: Michael G. Barnes (Chairman), Geoffrey N. Kauffman (Vice-Chairman), William A. Houlihan, Jonathan Ilany, Salvatore (Torey) V. Riso, Jr., J. Rainer Twiford and Jean-Michel (Mitch) Wasterlain.
Michael G. Barnes (Chairman)

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
Geoffrey N. Kauffman (Vice-Chairman)

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
William A. Houlihan

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
Jonathan Ilany

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
Salvatore (Torey) V. Riso, Jr.

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
J. Rainer Twiford

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
Jean-Michel (Mitch) Wasterlain

Votes For	Withheld	Broker Non-Votes

9,469,896	952	510,541
There were no votes cast against any director.

Proposal 2—Ratification of the selection of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstain

9,980,888	1	500
Proposal 3— To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes

9,463,189	7,658	1	510,541
Proposal 4— To determine, on an advisory, non-binding basis, whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two, or three years:

1 Year	2 Years	3 Years	Abstain

42,944	9,000	9,418,903	1
Consistent with the recommendation of the Company’s stockholders, the Company’s board of directors has determined to hold future non-binding advisory votes on executive compensation every three years until the next required vote on the frequency of such vote is conducted.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2011

CARE INVESTMENT TRUST INC.
By:	/s/ Danielle M. DePalma
	Name:	Danielle M. DePalma
	Title:	Chief Compliance Officer and Secretary

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